Exhibit 10.2

CLOSING ESCROW AGREEMENT

CLOSING ESCROW AGREEMENT, dated as of October 25, 2007 (“Agreement”), among Thelen Reid Brown Raysman & Steiner LLP (the “Escrow Agent”), the investors set forth on the signature pages hereto (each, an “Investor” and collectively, the “Investors”), and China Public Security Technology, Inc., a Florida corporation (the “Company”).  The Escrow Agent, the Investors and the Company are sometimes individually referred to herein as a “Party” and collectively, as the “Parties”.

BACKGROUND

The Investors and the Company are entering into a Purchase Agreement on the date hereof (the “Purchase Agreement”) pursuant to which the Investors are to acquire a number of shares of the Company’s common stock as specified therein (capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement).

Pursuant to the Purchase Agreement, the Company and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Agreement and the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties outlined herein.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

Appointment of Escrow Agent; Establishment of Escrow Account.

(a)

The Investors and the Company each hereby appoint the Escrow Agent as escrow agent and the Escrow Agent accepts that appointment and agrees to hold and dispose of the Escrow Funds (as hereinafter defined) in accordance with the terms of this Agreement.  Escrow Agent acknowledges receipt of fair and reasonable consideration for its services.

(b)

All amounts provided by the Investors in connection with their acquisition of the Shares as set forth in the Purchase Agreement shall be deposited directly with the Escrow Agent in immediately available funds by federal wire transfer (such funds being referred to herein as the “Escrow Funds”) in an escrow account that is segregated from all other accounts, in accordance with the Section 2.2(b)(ii) the Purchase Agreement.

2.

Release of the Escrow Funds.

(a)

Subject to Section 2(c) of this Agreement, the Escrow Agent shall continue to hold the Escrow Funds delivered for deposit hereunder by an Investor until the earlier of: (1) receipt of a joint written notice from the Company and the Investors evidencing termination under Section 6.5(a) of the Purchase Agreement, (2) receipt of a written notice from the Company or an Investor evidencing termination under Section 6.5(b) of the Purchase Agreement (each of (1) and (2), a “Termination Election”) and (3) receipt of both (x) written notice from the Company that the conditions to closing under Section 5.1 of the Purchase Agreement shall have been satisfied and (y) joint written notice from the Company and Roth Capital Partners, LLC, who acted as a placement agent in connection with the transactions contemplated by the Purchase Agreement, to effect the Closing.

(b)

If the Escrow Agent receives a Termination Election prior to its receipt of the notices contemplated under Section 2(a)(3), then the Escrow Agent shall return the Escrow Funds delivered by such Investor as directed by such Investor.  If the Escrow Agent receives the notices contemplated under Section 2(a)(3) prior to a Termination Election, then the Escrow Agent shall disburse the portion of the Escrow Funds for which the foregoing is the case in accordance with Exhibit A to this Agreement.

(c)

This Agreement shall terminate and be of no further force or effect on the earlier of (i) disbursement of the entire amount of the Escrow Funds by the Escrow Agent and (ii) the one year anniversary of the Closing Date.

3.

Interpleader.  The Escrow Agent may at any time commence an action in the nature of interpleader or other legal proceedings and may deposit the Escrow Funds with the clerk of the court.  In the event of any dispute regarding who is entitled to the Escrow Funds at any time, the Escrow Agent may determine not to release the Escrow Funds to either any Investor or the Company and may commence an interpleader action as aforesaid or may cause the Escrow Funds to be deposited with a court of competent jurisdiction whereupon it shall cease to have any further obligation hereunder.  Upon any delivery or deposit of the Escrow Funds as provided in this Section 3, the Escrow Agent shall be released and discharged from any further obligation under this Agreement.

4.

Concerning the Escrow Agent.

(a)

The Escrow Agent shall not have any liability to any of the Parties to this Agreement or to any third party arising out of its services as Escrow Agent under this Agreement, except for damages directly resulting from the Escrow Agent's gross negligence or willful misconduct.

(b)

The Company and the Investors jointly and severally shall indemnify the Escrow Agent and hold it harmless against any loss, liability, damage or expense (including reasonable attorneys’ fees) that the Escrow Agent may incur as a result of acting as escrow agent under this Agreement, except for any loss, liability, damage or expense arising from its own gross negligence or willful misconduct.  As between the Company and the Investors, such obligations shall be borne equally by the Company and the Investors.  For this purpose, the term “attorneys’ fees” includes fees payable to any counsel retained by the Escrow Agent in connection with its services under this Agreement and, with respect to any matter arising under this Agreement as to which the Escrow Agent performs legal services, if and to the extent that the Escrow Agent itself is a law firm, its standard hourly rates and charges then in effect.

(c)

The Escrow Agent shall be entitled to rely upon any judgment, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity of, or the correctness of any fact stated in, that document and irrespective of any facts the Escrow Agent may know or be deemed to know in any other capacity.  The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with this Agreement has been duly authorized to do so.

(d)

The Escrow Agent shall have no duties or responsibilities except those expressly set forth in this Agreement.  The Escrow Agent shall not have any obligations arising out of or be bound by the provisions of any other agreement, written or oral, including, but not limited to, the Stock Purchase Agreement.

(e)

All of the Escrow Agent's rights of indemnification provided for in this Agreement shall survive the resignation of the Escrow Agent, its replacement by a successor Escrow Agent, its delivery or deposit of the Escrow Funds in accordance with this Agreement, the termination of this Agreement, and any other event that occurs after this date.

(f)

The Escrow Agent shall have no responsibility with respect to the sufficiency of the arrangements contemplated by this Agreement to accomplish the intentions of the Parties.

(g)

The Investors acknowledge that they are aware that the Escrow Agent has represented the Company in connection with the Purchase Agreement and this Escrow Agreement and that the Escrow Agent may continue to represent the Company in that connection and in connection with the transactions contemplated by those agreements, including, but not limited to, in connection with any disputes that may arise under either of those agreements.  The Escrow Agent shall not be precluded from or restricted from representing the Company or any of its affiliates or otherwise acting as attorneys for the Company or any of its affiliates in any matter, including, but not limited to, any court proceeding or other matter related to the Purchase Agreement or the transactions contemplated by the Purchase Agreement, or this Escrow Agreement or the Escrow Funds, whether or not there is a dispute between the Investors and/or the Company with respect to any such matter.

5.

Representations.

Each Investor and the Company each represents and warrants to the Escrow Agent that each has full power and authority to enter into and perform this Agreement; that this Agreement was duly authorized by all necessary corporate or other action; and that this Agreement is enforceable against each Party in accordance with its terms.

6.

Resignation; Successor Escrow Agent.

The Escrow Agent (and any successor escrow agent) may at any time resign as such upon 30 days prior notice to each of the other Parties.  Upon receipt of a notice of resignation, each of the other Parties shall use their best efforts to select a successor agent within 15 days, but if within that 15 day period the Escrow Agent has not received a notice signed by both of them appointing a successor escrow agent and setting forth its name and address, the Escrow Agent may (but shall not be obligated to) select on their behalf a bank or trust company to act as successor escrow agent, for such compensation as that bank or trust company customarily charges and on such terms and conditions not inconsistent with this Agreement as that bank or trust company reasonably requires.  The fees and charges of any successor escrow agent shall be payable out of the Escrow Funds.  A successor escrow agent selected by the resigning Escrow Agent may become the Escrow Agent by confirming in writing its acceptance of the position.  The Investors and the Company shall sign such other documents as the successor escrow agent reasonably requests in connection with its appointment.

7.

Notices.

All notices, instructions, objections or other communications under this Agreement shall be in writing and shall be deemed given when sent by United States registered mail, return receipt requested, to the respective Parties as follows:

If to the Company:

China Public Security Technology, Inc.

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People’s Republic of China

Attn: Chief Executive Officer

Facsimile: (+86) 755-8370-9333

If to the Escrow Agent:

Thelen Reid Brown Raysman and Steiner LLP

701 Eighth Street, NW

Washington, D.C. 20001

Facsimile:  (202) 508-4321

Attn.:  Louis A. Bevilacqua, Esq.

If to an Investor:

To the address set forth under such Investor’s name on its signature page hereto.

8.

Miscellaneous.

(a)

The Company and the Investors shall jointly and severally pay to the Escrow Agent on demand all costs and expenses, including, without limitation, the costs of any interpleader or similar action, incurred by the Escrow Agent in performing its services under this Agreement.  As between the Company and the Investors, such obligations shall be borne equally by the Company and the Investors.

(b)

If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid or unenforceable in any jurisdiction the remaining provisions of this Agreement shall not be affected thereby, and the invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.  It is understood, however, that the parties intend each provision of this Agreement to be valid and enforceable and each of them waives all rights to object to any provision of this Agreement.

(c)

This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by each of the Company, the Escrow Agent, Roth Capital Partners, LLC and each Investor. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.  The Company agrees that any requested waiver, modification or amendment of this Agreement shall be consistent with the terms of the Purchase Agreement.

(d)

This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party, except for the Investors and Roth Capital Partners, LLC.  No Party may assign its rights or obligations under this Agreement or any interest in the Escrow Funds without the written consent of the other Parties unless otherwise specified herein, and any other purported assignment shall be void.  In no event shall the Escrow Agent be required to act upon, or be bound by, any notice, instruction, objection or other communication given by a person other than, nor shall the Escrow Agent be required to deliver the Escrow Funds to any person other than, the Company or the Investors.

(e)

This Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in New York.

(f)

The courts of New York State and the United States District Courts for New York shall have exclusive jurisdiction over the parties (and the subject matter) with respect to any dispute or controversy arising under or in connection with this Agreement.  A summons or complaint or other process in any such action or proceeding served by mail in accordance with the notice provisions of this Agreement or in such other manner as may be permitted by law shall be valid and sufficient service.

(g)

This Agreement contains a complete statement of all of the arrangements among the Parties with respect to its subject matter and cannot be changed or terminated orally.  Any waiver must be in writing.

(h)

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(i)

The section headings used herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the respective parties have executed this Closing Escrow Agreement as of the date first above written.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

By:
Name:
Title:

THELEN REID BROWN RAYSMAN & STEINER LLP

By:
Name:
Title:

NAME OF INVESTOR

By:
Name:
Title:

ADDRESS FOR NOTICE
c/o:
Street:
City/State/Zip:
Attention:
Tel:
Fax: